EXHIBIT 99.1

First Niagara Reports Third Quarter 2012 Operating Net Income Per Share of $0.19

Highlights:

  Non-GAAP Operating Net Income per Share of $0.19, a $0.02 Increase Over the Prior Quarter
  Net Interest Margin Increases 28 Basis Points to 3.54%
  Operating Revenues Increase 8%
  Average Commercial Loans Increase 17% Over the Prior Quarter
  11th Consecutive Quarter of Double Digit Commercial Loan Growth
  C&I Loans Increase 24%; Commercial Real Estate Loans Increase 14%
  15% Commercial Loan Growth in the New York Market; Continued Growth Across All Geographies
  Fee Income Increases 22%
  Mortgage Banking Revenues Increase 53% Over Prior Quarter
  Strength in Capital Markets Activity and Fees Sustained
  Core Deposit Platform Growth Continues
  Transactional Deposits Increase to 31% of Total Deposits
  Checking Account Production per Branch Increases 36% over Prior Year
  GAAP EPS of $0.14 per Share Includes $29 million of Acquisition and Restructuring Charges

BUFFALO, N.Y., Oct. 19, 2012 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) today announced third quarter 2012 results reflecting continued strength and momentum in its regional banking business. The solid performance continues to be driven by sustained market share gains through new customer acquisition as well as deepening relationships with existing customers and growth in fee income.

"Our team continues to deliver differentiating results and outcomes and strong fundamental performance by helping our customers and communities Do Great Things," said John R. Koelmel, First Niagara President and Chief Executive Officer. "We have worked diligently to put the pieces together by assimilating a strong team and culture, an enviable footprint and franchise and strong ties to our growing base of customers and communities. As we look ahead, our entire organization – from top to bottom – is now singularly focused on running the business we have built and optimally executing our operating plan."

"First Niagara's lending franchise continues to deliver solid and differentiated fundamental performance throughout the continuing low-growth economic environment," said Gregory W. Norwood, Chief Financial Officer. "Our ability and continued success in gaining market share affords us the opportunity to be selective and discerning in credit underwriting. Further, the growth potential in our newer geographies coupled with the greater density in our Upstate New York markets combined with our enhanced fee generation services such as treasury management and online delivery channel are additional levers that will further improve our efficiency and profitability."

Third Quarter Performance

In the third quarter of 2012, First Niagara reported non-GAAP operating net income available to common shareholders of $66.5 million, or $0.19 per diluted share, compared to $0.17 per share in the second quarter of 2012 and $0.25 per diluted share in the third quarter of 2011. The decline in earnings per share from the year ago period was driven in large part by the June 2012 sale of $3.1 billion in mortgage backed securities (MBS) associated with the investment portfolio repositioning.

Total operating revenues of $366.5 million increased $27.8 million, or 8% over the second quarter of 2012. Net interest income was up $10.6 million, or 4%, from the prior quarter. Net interest margin increased by 28 basis points to 3.54% in the third quarter of 2012. Those increases include the benefits of the full quarter impact of the HSBC branch transaction and lower premium amortization on mortgage backed security prepayments partially offset by the loss of net interest income resulting from the June MBS sale.

Non-GAAP operating noninterest income increased 22% from the prior quarter primarily driven by the benefits of the HSBC branch acquisition and strong mortgage banking revenues.

Excluding loans acquired from HSBC, average commercial loans increased $463 million for the quarter, up 17% annualized over the prior three-month period, marking the eleventh consecutive quarter of organic double-digit average commercial portfolio growth. Indirect auto loan originations totaled $247 million in the third quarter, an increase of $76 million over the prior quarter, as that business unit continues to deliver profitable growth across its expanding dealer network.

The provision for credit losses totaled $22.2 million during the third quarter of 2012, including $12.1 million to support loan growth and $10.1 million to cover net charge-offs. Net charge-offs equaled 30 basis points of average originated loans in the third quarter of 2012 compared to 55 basis points in the prior quarter.

On a GAAP basis, First Niagara reported third quarter net income to common shareholders of $50.8 million, or $0.14 per diluted share, compared to a net loss to common shareholders of $18.5 million, or $0.05 per diluted share, in the second quarter of 2012. Reported GAAP results for the third quarter of 2012 include $29.4 million of acquisition and restructuring costs incurred primarily in connection with the HSBC branch acquisition and a $5.3 million gain related to the second quarter MBS sale.

Operating Results (Non-GAAP)	Q3 2012	Q2 2012	Q3 2011
Net interest income	$ 269.6	$ 259.0	$ 235.4
Provision for credit losses	22.2	28.1	14.5
Noninterest income	96.9	79.7	68.7
Noninterest expense	237.1	210.4	178.5
Operating net income before non-operating items	74.0	66.6	73.6
Preferred stock dividend	7.5	7.5	--
Operating net income available to common shareholders	66.5	59.1	73.6
Weighted average diluted shares outstanding	349.4	348.9	292.5
Operating earnings per diluted share	$ 0.19	$ 0.17	$ 0.25

Reported Results (GAAP)
Operating net income before non-operating items	$ 74.0	$ 66.6	$ 73.6
Gain on securities portfolio repositioning (a)	3.5	10.3	--
Non-operating expenses (b)	19.1	87.9	16.7
Net income (loss)	58.4	(10.9)	57.0
Preferred stock dividend	7.5	7.5	--
Net income (loss) available to common shareholders	50.8	(18.5)	57.0
Weighted average diluted shares outstanding	349.4	348.9	292.5
Earnings (loss) per diluted share	$ 0.14	$ (0.05)	$ 0.19

All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarizes the company's operating results excluding certain non-operating items. For a detailed reconciliation of non-GAAP measures, refer to the attached tables.

(a) Amount is shown net of tax and represents the gains recorded on the sale of $3.1 billion of mortgage-backed securities in the second and third quarters of 2012.

(b) Amounts are shown net of tax and represent expenses related to acquisition, integration, and restructuring.

Loans

Average total loans increased $540 million, or 13% annualized over the prior quarter, excluding loans acquired from HSBC on May 18. This organic increase from the prior quarter was driven by sustained strength in all commercial loan categories and indirect auto loans.

Average commercial loans increased $463 million, or 17% annualized over the prior quarter, excluding the HSBC impact. Commercial business (C&I) loans averaged $4.5 billion, or a 24% annualized increase over the prior quarter. Commercial real estate loans increased 14% annualized to $6.6 billion. Average other consumer loan balances increased $229 million and was driven by $247 million of indirect auto originations at net yields of approximately 3.5% during the quarter.

Including the impact of the HSBC branch transaction, average loans increased $1.3 billion, or 29% annualized over the prior quarter.

Deposits

The Company's strategic focus on customer acquisition, in particular increasing consumer and business checking balances, resulted in average transactional deposits, which include interest-bearing checking and non-interest bearing balances, increasing to 31% of the company's deposit base, compared to 25% a year ago. New checking account openings per branch increased an annualized 10% over the prior quarter and 36% over the prior year. The New York state franchise was a meaningful contributor at 32% as the increased branch density and positive brand positioning in these markets continues to drive significant new customer acquisitions.

Average noninterest-bearing deposits, excluding accounts acquired through the HSBC branch transaction, increased 17% over the prior quarter. Interest-bearing checking deposits increased 5% over the prior quarter, excluding the impact of the HSBC deposits. These increases were offset by the company's pricing strategy to reduce higher-cost money market and savings balances.

Net Interest Income

Net interest income of $269.6 million increased 4% from the prior quarter reflecting the favorable impacts of debt repayments using low-cost deposits acquired through the HSBC branch transaction as well as lower premium amortization expense on mortgage backed securities. Those benefits were partially offset by net interest income foregone on the sale of $3.1 billion of mortgage backed securities at the end of June. Tax equivalent net interest margin in the third quarter of 2012 was 3.54%, a 28 basis points increase over the prior quarter.

Average earning assets decreased 22% annualized compared to the prior quarter given the sale of the mortgage backed securities. Investment securities averaged $11.2 billion, a $2.8 billion decrease from the prior period. This decrease was offset by the $1.3 billion increase in average loans.

Credit Quality

At September 30, 2012, the allowance for loan losses was $149.9 million compared to $138.5 million at June 30, 2012.  Information for both the originated and acquired portfolios follows.

	Q3 2012			Q2 2012
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 21.4	$ 0.4	$ 21.8	$ 25.4	$ 2.4	$ 27.8
Net charge-offs	9.1	1.0	10.1	15.1	0.7	15.8
NCOs/ Avg Loans	0.30%	0.06%	0.21%	0.55%	0.04%	0.36%
Total loans**	$ 12,232	$ 7,086	$ 19,318	$ 11,392	$ 7,600	$ 18,992

(*) Excludes provision for unfunded commitments of $0.4 million and $0.3 million in 3Q12 and 2Q12, respectively
(**) Acquired loans before associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $21.4 million, down $4 million from the prior quarter. The company provided $12.3 million in excess of net charge-offs to support the ongoing momentum in originated loans. Net charge-offs decreased significantly to $9.1 million or 30 basis points of average originated loans from $15.1 million or 55 basis points in the prior quarter.

At the end of the third quarter, nonperforming assets to total assets were 0.42%, comparable to the prior quarter. Nonperforming originated loans as a percentage of originated loans decreased slightly to 0.93% at September 30, 2012 and totaled $114.2 million. At September 30, 2012, the allowance for loan losses on originated loans totaled $147.2 million or 1.20% of such loans, compared to $135.2 million or 1.19% of loans at June 30, 2012.

Acquired loans

The provision for losses on acquired loans totaled $0.4 million, compared to $2.4 million in the prior quarter. Net charge-offs on those portfolios totaled $1.0 million during the quarter, compared to $0.7 million in the prior period. At September 30, 2012, the allowance for loan losses on acquired loans totaled $2.7 million, compared to $3.3 million at June 30, 2012. Acquired nonperforming loans totaled $28.2 million, up from $19.4 million at June 30, 2012. At September 30, 2012, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $212 million.

Fee Income

Third quarter 2012 non-GAAP operating noninterest income of $96.9 million increased 22% or $17.2 million compared to the prior quarter. The increase was driven by stronger mortgage banking revenues as well as the full quarter benefit of the HSBC transaction. Deposit service charges increased $5.0 million or 23% over the prior quarter primarily with the benefit of the accounts acquired from HSBC. Mortgage banking revenues increased $3.8 million or 53% over the prior quarter driven by higher gain-on-sale margins as well as sustained strength in origination volumes. Merchant and card fees increased 30% over the prior quarter to $12.0 million reflecting the upside of the credit card accounts acquired from HSBC.

On a GAAP basis, noninterest income totaled $102.2 million, including a $5.3 million gain recognized on the sale of mortgage-backed securities in the second quarter. The gain represents the company's share of the sale proceeds in excess of the floor price set on the date of original sale to a third party.

Noninterest Expense

Third quarter non-GAAP operating noninterest expense was $237.1 million, up $26.7 million, or 13% over the second quarter of 2012. The increase primarily reflects the full quarter cost of operating the acquired HSBC branches.  The non-GAAP operating efficiency ratio increased to 64.7% compared to 62.1% in the prior quarter given the impact of the loss of revenue attributed to the MBS sale.

On a GAAP basis, noninterest expense for the second quarter was $266.5 million, including $29.4 million in acquisition and restructuring expenses primarily associated with the HSBC branch transaction.

Capital

At September 30, 2012, the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 11.5% and 7.6%, respectively.  The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 430 branches, approximately $36 billion in assets, $28 billion in deposits, and approximately 6,000 employees providing financial services to individuals, families and businesses across Upstate New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 10:30 a.m. Eastern Time on Friday, October 19, 2012 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-888-606-8413 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and is available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until November 2, 2012 by dialing 1-866-353-3016, passcode: 7253.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2012			2011		Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	September 30, 2012	September 30, 2011

Interest income:
Loans and leases	$ 211,767	$ 200,725	$ 189,385	$ 195,434	$ 192,772	$ 601,877	$ 509,230
Investment securities and other	90,101	99,116	101,395	96,472	94,375	290,612	264,171
Total interest income	301,868	299,841	290,780	291,906	287,147	892,489	773,401

Interest expense:
Deposits	18,358	16,391	14,998	21,521	24,771	49,747	61,716
Borrowings	13,905	24,437	33,411	27,872	26,947	71,753	72,951
Total interest expense	32,263	40,828	48,409	49,393	51,718	121,500	134,667

Net interest income	269,605	259,013	242,371	242,513	235,429	770,989	638,734
Provision for credit losses	22,200	28,100	20,000	13,400	14,500	70,300	44,707
Net interest income after provision	247,405	230,913	222,371	229,113	220,929	700,689	594,027

Noninterest income:
Deposit service charges	26,422	21,433	17,037	18,049	18,413	64,892	48,095
Insurance commissions	18,764	17,072	16,833	15,440	16,886	52,669	49,685
Merchant and card fees	12,014	9,271	5,528	5,044	8,933	26,813	24,209
Wealth management services	11,069	9,207	9,039	8,179	7,933	29,315	22,550
Mortgage banking	10,974	7,174	5,649	5,279	5,254	23,797	9,903
Capital markets income	6,381	6,831	6,539	2,746	2,687	19,751	5,603
Lending and leasing	3,730	4,245	3,123	3,103	3,399	11,098	8,322
Bank owned life insurance	3,449	3,848	3,387	3,302	2,742	10,684	7,827
Other income	9,400	16,517	2,773	2,543	2,408	28,690	5,430
Total noninterest income	102,203	95,598	69,908	63,685	68,655	267,709	181,624

Noninterest expense:
Salaries and benefits	115,484	104,507	96,477	88,796	89,131	316,468	253,099
Occupancy and equipment	25,694	24,089	22,017	22,580	20,434	71,800	55,583
Technology and communications	28,110	24,434	19,713	18,942	16,634	72,257	43,434
Marketing and advertising	8,954	6,676	6,763	7,724	7,554	22,393	14,126
Professional services	11,193	9,263	8,895	11,669	9,171	29,351	24,348
Amortization of intangibles	14,506	9,839	6,466	6,586	6,896	30,811	18,958
FDIC premiums	8,850	10,552	6,133	6,097	10,301	25,535	22,763
Merger and acquisition integration expenses	29,404	131,460	12,970	6,149	9,008	173,834	92,012
Restructuring charges	--	3,750	2,703	13,496	16,326	6,453	29,038
Other expense	24,347	21,069	18,041	20,132	18,416	63,457	50,801
Total noninterest expense	266,542	345,639	200,178	202,171	203,871	812,359	604,162

Income (loss) before income tax	83,066	(19,128)	92,101	90,627	85,713	156,039	171,489
Income tax expense (benefit)	24,682	(8,204)	32,236	32,166	28,732	48,714	56,040
Net income (loss)	58,384	(10,924)	59,865	58,461	56,981	107,325	115,449
Preferred stock dividend	7,547	7,547	5,115	--	--	20,209	--
Net income (loss) available to common stockholders	$ 50,837	$ (18,471)	$ 54,750	$ 58,461	$ 56,981	$ 87,116	$ 115,449

Financial Ratios:
Earnings (loss) per basic share	$ 0.15	$ (0.05)	$ 0.16	$ 0.19	$ 0.19	$ 0.25	$ 0.44
Earnings (loss) per diluted share	0.14	(0.05)	0.16	0.19	0.19	0.25	0.44
Weighted average shares outstanding - basic(1)	349,001	348,941	348,823	304,065	292,211	348,956	260,259
Weighted average shares outstanding - diluted(1)	349,371	348,941	349,069	304,341	292,503	349,248	260,689
Net revenue(2)	$ 371,808	$ 354,611	$ 312,279	$ 306,198	$ 304,084	$ 1,038,698	$ 820,358
Noninterest income as a percentage of net revenue(2)	27.49%	26.96%	22.39%	20.80%	22.58%	25.77%	22.14%
Pre-tax, pre-provision income(3)	$ 105,266	$ 8,972	$ 112,101	$ 104,027	$ 100,213	$ 226,339	$ 216,196
Pre-tax, pre-provision income per diluted share(3)	$ 0.30	$ 0.03	$ 0.32	$ 0.34	$ 0.34	$ 0.65	$ 0.83
Pre-tax, pre-provision return on average assets(3)	1.19%	0.10%	1.36%	1.30%	1.28%	0.86%	1.07%
Net interest margin(4)	3.54%	3.26%	3.34%	3.48%	3.48%	3.38%	3.63%
Interest yield on average loans(4)	4.47%	4.59%	4.62%	4.76%	4.73%	4.56%	4.91%
Rate paid on interest-bearing liabilities(4)	0.51%	0.61%	0.79%	0.82%	0.87%	0.63%	0.87%
Efficiency ratio	71.69%	97.47%	64.10%	66.03%	67.04%	78.21%	73.65%
Effective tax rate	29.7%	42.9%	35.0%	35.5%	33.5%	31.2%	32.7%
Return on average assets(5)	0.66%	(0.12)%	0.73%	0.73%	0.73%	0.41%	0.57%
Return on average equity(5)	4.77%	(0.90)%	4.96%	5.54%	5.61%	2.95%	4.34%
Return on average tangible equity(3)(5)	10.34%	(1.64)%	7.90%	9.75%	10.28%	5.40%	7.76%
Return on average common equity	4.46%	(1.64)%	4.88%	5.63%	5.61%	2.57%	4.34%
Return on average tangible common equity(3)	10.60%	(3.18)%	8.12%	10.03%	10.28%	5.02%	7.76%

(1) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)
	2012			2011
	September 30,	June 30,	March 31,	December 31,	September 30,

Cash and cash equivalents	$ 447,087	$ 488,227	$ 370,380	$ 836,555	$ 332,437
Investment securities:
Available for sale	10,579,970	9,937,271	12,248,058	9,348,296	8,349,237
Held to maturity	1,387,763	1,463,872	2,503,156	2,669,630	2,830,744
FHLB and FRB common stock	373,311	329,555	499,328	358,159	331,747
Total investment securities	12,341,044	11,730,698	15,250,542	12,376,085	11,511,728
Loans held for sale	117,375	101,596	102,513	94,484	79,820
Loans and leases:
Commercial:
Real estate	6,835,971	6,710,009	6,369,098	6,244,381	6,148,988
Business	4,682,154	4,514,537	4,108,363	3,771,649	3,588,733
Total commercial loans	11,518,125	11,224,546	10,477,461	10,016,030	9,737,721
Consumer:
Residential real estate	3,870,756	4,037,045	3,881,003	4,012,267	4,171,374
Home equity	2,661,429	2,683,236	2,149,135	2,165,988	2,177,772
Indirect auto	419,258	185,774	--	--	--
Credit cards	308,387	304,368	--	--	--
Other consumer	328,571	328,547	283,320	278,298	278,499
Total consumer loans	7,588,401	7,538,970	6,313,458	6,456,553	6,627,645
Total loans and leases	19,106,526	18,763,516	16,790,919	16,472,583	16,365,366
Allowance for loan losses	149,933	138,516	126,746	120,100	112,749
Loans and leases, net	18,956,593	18,625,000	16,664,173	16,352,483	16,252,617
Bank owned life insurance	401,211	397,739	395,944	392,468	416,449
Goodwill and other intangibles	2,626,625	2,631,605	1,796,394	1,803,240	1,812,628
Other assets	983,999	1,130,891	937,859	955,300	803,828
Total assets	$ 35,873,934	$ 35,105,756	$ 35,517,805	$ 32,810,615	$ 31,209,507

Deposits:
Savings accounts	$ 3,941,528	$ 4,103,773	$ 2,554,720	$ 2,621,016	$ 2,641,723
Interest-bearing checking	4,090,322	3,887,568	2,431,672	2,259,576	2,028,052
Money market deposits	10,801,280	10,919,766	7,100,646	7,220,902	7,507,189
Noninterest-bearing deposits	4,658,374	4,774,764	3,200,824	3,335,356	3,095,283
Certificates of deposit	4,206,192	4,211,116	3,741,525	3,968,265	4,351,930
Total deposits	27,697,696	27,896,987	19,029,387	19,405,115	19,624,177

Short-term borrowings	1,995,610	958,044	6,353,189	2,208,845	1,156,711
Long-term borrowings	732,339	732,263	4,688,251	5,918,276	5,928,632
Other liabilities	532,868	700,249	571,532	480,201	499,312
Total liabilities	30,958,513	30,287,543	30,642,359	28,012,437	27,208,832
Preferred stockholders' equity	338,002	338,002	338,002	338,002	--
Common stockholders' equity	4,577,419	4,480,211	4,537,444	4,460,176	4,000,675
Total stockholders' equity	4,915,421	4,818,213	4,875,446	4,798,178	4,000,675
Total liabilities and stockholders' equity	$ 35,873,934	$ 35,105,756	$ 35,517,805	$ 32,810,615	$ 31,209,507

Selected balance sheet information:
Total interest-earning assets(1)	$ 31,316,470	$ 30,403,035	$ 31,959,556	$ 29,284,139	$ 27,805,974
Total interest-bearing liabilities	25,767,271	24,812,530	26,870,002	24,196,880	23,614,238
Net interest-earning assets	$ 5,549,199	$ 5,590,505	$ 5,089,554	$ 5,087,259	$ 4,191,736

Tangible common equity(2)	$ 1,950,794	$ 1,848,606	$ 2,741,050	$ 2,656,936	$ 2,188,047
Unrealized gain on securities, net of tax	204,347	133,430	152,408	105,276	116,666

Total core deposits	$ 23,491,504	$ 23,685,871	$ 15,287,862	$ 15,436,850	$ 15,272,247

Originated loans(3)	$ 12,232,568	$ 11,392,158	$ 10,517,021	$ 9,876,005	$ 9,425,194
Acquired loans(4)	7,085,839	7,600,213	6,459,798	6,801,689	7,195,250
Credit related discount on acquired loans(5)	(211,881)	(228,855)	(185,900)	(205,111)	(255,078)
Total Loans	$ 19,106,526	$ 18,763,516	$ 16,790,919	$ 16,472,583	$ 16,365,366

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Originated loans represent total loans excluding acquired loans.
(4) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(5) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)

	For the three months ended									Nine months ended
	September 30, 2012			June 30, 2012			September 30, 2011			September 30, 2012			September 30, 2011
	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$ 6,783	$ 80	4.60%	$ 6,501	$ 80	4.88%	$ 6,143	$ 82	5.23%	$ 6,529	$ 239	4.81%	$ 5,467	$ 223	5.39%
Business	4,609	45	3.81	4,293	44	4.03	3,424	35	3.95	4,274	129	3.96	3,056	98	4.23
Total commercial loans	11,392	125	4.28	10,794	124	4.54	9,567	117	4.78	10,803	368	4.48	8,523	321	4.97
Consumer:
Residential real estate	3,962	40	4.03	3,964	40	4.07	4,227	47	4.49	3,957	123	4.13	3,269	113	4.60
Home equity	2,672	30	4.42	2,412	27	4.42	2,167	25	4.55	2,415	80	4.42	1,908	65	4.56
Indirect auto	301	3	3.64	84	1	4.16	--	--	--	131	4	3.86	--	--	--
Credit cards	308	9	11.31	160	5	11.58	--	--	--	165	14	11.31	--	--	--
Other consumer	329	7	8.80	283	6	8.12	277	5	6.81	285	17	8.07	272	14	6.93
Total consumer loans	7,572	88	4.64	6,903	78	4.55	6,671	77	4.58	6,953	237	4.56	5,449	192	4.71
Total loans and leases	18,964	213	4.47	17,697	202	4.59	16,238	194	4.73	17,756	605	4.56	13,972	513	4.91
Residential MBS	5,677	40	2.81	8,982	52	2.35	8,748	73	3.40	7,729	158	2.72	8,111	217	3.57
Commercial MBS	1,895	19	3.93	1,867	18	3.94	598	5	3.60	1,822	54	3.95	411	12	3.90
Other investment securities	3,645	29	3.21	3,183	27	3.43	1,594	18	4.44	3,038	76	3.35	1,341	42	4.11
Total securities, at cost	11,217	88	3.13	14,032	98	2.81	10,940	97	3.56	12,589	288	3.05	9,863	271	3.65
Money market and other investments	558	5	3.56	818	5	2.20	411	3	2.34	682	13	2.60	333	7	2.81
Total interest-earning assets	30,739	$ 306	3.96%	32,547	$ 305	3.77%	27,589	$ 294	4.22%	31,027	$ 907	3.90%	24,168	$ 791	4.37%
Goodwill and other intangibles	2,627			2,207			1,828			2,213			1,562
Other noninterest-earning assets	1,938			1,746			1,566			1,737			1,373

Total assets	$ 35,304			$ 36,500			$ 30,983			$ 34,977			$ 27,103

Interest-bearing liabilities:
Deposits
Savings accounts	$ 4,026	$ 2	0.20%	$ 3,302	$ 1	0.14%	$ 2,699	$ 2	0.25%	$ 3,300	$ 3	0.14%	$ 2,174	$ 4	0.24%
Interest-bearing checking	3,871	1	0.06	3,095	1	0.08	2,025	1	0.13	3,066	2	0.08	1,910	2	0.12
Money market deposits	10,899	8	0.29	9,125	6	0.28	7,148	11	0.65	9,071	19	0.28	6,197	27	0.58
Certificates of deposit	4,083	8	0.75	4,019	8	0.83	4,444	11	0.96	3,977	25	0.85	4,022	29	0.97
Total interest bearing deposits	22,879	19	0.32%	19,541	16	0.34%	16,316	25	0.60%	19,414	50	0.34%	14,303	62	0.58%
Borrowings
Short-term borrowings	1,666	1	0.36%	5,046	7	0.55%	1,303	2	0.46%	3,442	15	0.56%	1,550	4	0.38%
Long-term borrowings	732	12	6.74	2,433	18	2.91	6,048	25	1.67	2,825	57	2.70	4,897	69	1.87
Total borrowings	2,398	13	2.31	7,479	24	1.31	7,351	27	1.45	6,267	72	1.53	6,447	73	1.51
Total interest-bearing liabilities	25,277	$ 32	0.51%	27,020	$ 41	0.61%	23,667	$ 52	0.87%	25,681	$ 122	0.63%	20,750	$ 135	0.87%
Noninterest-bearing deposits	4,618			3,835			2,857			3,838			2,433
Other noninterest-bearing liabilities	536			765			431			590			367
Total liabilities	30,431			31,620			26,955			30,110			23,550
Total stockholders' equity	4,873			4,880			4,028			4,868			3,553
Total liabilities and stockholders' equity	$ 35,304			$ 36,500			$ 30,983			$ 34,977			$ 27,103

Net interest income (FTE)		$ 274			$ 264			$ 242			$ 785			$ 656
Taxable Equivalent Adjustment(1)		4			5			7			14			17

Total core deposits	$ 23,414	$ 11	0.18%	$ 19,357	$ 8	0.17%	$ 14,729	$ 14	0.38%	$ 19,275	$ 24	0.17%	$ 12,714	$ 32	0.34%
Total deposits	27,497	19	0.27%	23,376	16	0.28%	19,173	25	0.51%	23,252	50	0.29%	16,736	62	0.49%

Tax equivalent net interest rate spread			3.45%			3.16%			3.35%			3.27%			3.50%
Tax equivalent net interest rate margin			3.54%			3.26%			3.48%			3.38%			3.63%

(1) Tax equivalent interest income is calculated based upon a 35% effective tax rate.
(2) Includes nonaccrual loans.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2012			2011		Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	September 30, 2012	September 30, 2011

Beginning balance	$ 138,516	$ 126,746	$ 120,100	$ 112,749	$ 107,028	$ 120,100	$ 95,354
Net loan (charge-offs) recoveries:
Commercial real estate	$ (1,791)	$ (2,384)	$ (5,994)	$ 212	$ (5,580)	$ (10,169)	$ (10,373)
Commercial business	(6,077)	(10,958)	(4,143)	(4,665)	(2,123)	(21,178)	(9,953)
Residential real estate	(396)	(155)	(1,120)	(318)	171	(1,671)	(668)
Home equity	(401)	(1,536)	(1,161)	(268)	(223)	(3,098)	(1,833)
Other consumer	(1,406)	(805)	(836)	(796)	(370)	(3,047)	(963)
Total net loan charge-offs	$ (10,071)	$ (15,838)	$ (13,254)	$ (5,835)	$ (8,125)	$ (39,163)	$ (23,790)
Provision for loan losses	21,800	27,803	19,900	13,186	13,846	69,503	41,185
Allowance related to loans sold	(312)	(195)	--	--	--	(507)	--
Ending balance	$ 149,933	$ 138,516	$ 126,746	$ 120,100	$ 112,749	$ 149,933	$ 112,749

Supplemental information
Allowance to loans	0.78%	0.74%	0.75%	0.73%	0.69%	0.78%	0.69%
Allowance for originated loans to originated loans(1)	1.20%	1.19%	1.19%	1.20%	1.20%	1.20%	1.20%

Net charge-offs to average loans (annualized)
Commercial real estate	0.11%	0.15%	0.38%	-0.01%	0.36%	0.21%	0.25%
Commercial business	0.53%	1.02%	0.42%	0.51%	0.25%	0.66%	0.43%
Total commercial loans	0.28%	0.49%	0.40%	0.18%	0.32%	0.39%	0.32%
Residential real estate	0.04%	0.02%	0.11%	0.03%	-0.02%	0.06%	0.03%
Home equity	0.06%	0.25%	0.22%	0.05%	0.04%	0.17%	0.13%
Other consumer	0.60%	0.61%	1.20%	1.14%	0.53%	0.70%	0.47%
Total consumer loans	0.12%	0.15%	0.20%	0.08%	0.03%	0.15%	0.08%
Total loans	0.21%	0.36%	0.32%	0.14%	0.20%	0.29%	0.23%

Net charge-offs of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.12%	0.18%	0.16%	-0.05%	0.59%	0.15%	0.37%
Commercial business	0.64%	1.25%	0.54%	0.67%	0.34%	0.82%	0.56%
Total commercial loans	0.36%	0.66%	0.32%	0.25%	0.49%	0.45%	0.45%
Residential real estate	0.09%	0.04%	0.27%	0.08%	-0.04%	0.13%	0.05%
Home equity	0.13%	0.51%	0.40%	0.10%	0.08%	0.35%	0.25%
Other consumer	0.59%	0.81%	1.25%	1.51%	0.93%	0.76%	0.90%
Total consumer loans	0.18%	0.28%	0.38%	0.17%	0.06%	0.27%	0.17%
Total loans	0.30%	0.55%	0.34%	0.22%	0.35%	0.40%	0.36%

Nonperforming loans:
Originated:
Commercial real estate	$ 46,413	$ 46,881	$ 44,749	$ 43,119	$ 41,295	$ 46,413	$ 41,295
Commercial business	37,375	30,714	39,682	20,173	18,839	37,375	18,839
Residential real estate	21,377	23,058	22,021	18,668	15,555	21,377	15,555
Home equity	8,084	8,119	7,071	6,790	5,428	8,084	5,428
Other consumer	938	926	697	1,048	769	938	769
Total originated nonperforming loans	114,187	109,698	114,220	89,798	81,886	114,187	81,886
Total acquired nonperforming loans(2)	28,193	19,374	19,041	--	--	28,193	--
Total nonperforming loans	142,380	129,072	133,261	89,798	81,886	142,380	81,886
Real estate owned	9,669	10,632	7,202	4,482	9,392	9,669	9,392
Total nonperforming assets	$ 152,049	$ 139,704	$ 140,463	$ 94,280	$ 91,278	$ 152,049	$ 91,278

Accruing troubled debt restructurings (TDR)	$ 55,732	$ 42,140	$ 42,358	$ 43,888	$ 45,282	$ 45,518	$ 45,282
Loans 90 days past due still accruing(3)	145,323	125,668	116,810	143,237	143,270	145,323	143,270
Total classified loans(4)	693,006	732,762	753,536	748,375	692,961	693,006	692,961
Total criticized loans(5)	$ 990,670	$ 1,030,471	$ 1,044,731	$ 1,144,222	$ 1,268,879	$ 990,670	$ 1,268,879

Total nonperforming loans to loans	0.75%	0.69%	0.79%	0.55%	0.50%	0.75%	0.50%
Total nonperforming originated loans to originated loans(1)	0.93%	0.96%	1.09%	0.91%	0.87%	0.93%	0.87%
Total nonperforming assets to loans and real estate owned	0.80%	0.74%	0.84%	0.57%	0.56%	0.80%	0.56%
Total nonperforming assets to assets	0.42%	0.40%	0.40%	0.29%	0.29%	0.42%	0.29%
Allowance to nonperforming loans	105.3%	107.3%	95.1%	133.7%	137.7%	105.3%	137.7%
Texas ratio(6)	14.16%	13.35%	8.97%	8.55%	10.19%	14.16%	10.19%

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing. The remaining credit discount, recorded at acquisition, is adequate to cover losses on these balances.
(3) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection. Amounts for the first and second quarter of 2012 have been revised to include matured loans in the process of collection.
(4) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Classification of Assets" in our Annual Report on 10-K for the year ended December 31, 2011.
(5) Beginning in the third quarter of 2011, criticized loans include consumer loans when they are 90 days or more past due. Prior to the third quarter of 2011, criticized loans include consumer loans when they are 60 days or more past due. The impact of the change at September 30, 2011 was a reduction of criticized loans by $24 million. Criticized loans include special mention, substandard, doubtful, and loss.
(6) Represents ratio computed using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.

First Niagara Financial Group, Inc.
Key Statistics
(Share counts in thousands)

	2012				2011
	September 30,	June 30,	March 31,		December 31,		September 30,

First Niagara Financial Group, Inc capital ratios:
Tier 1 risk based capital	9.51%	9.40%	14.66%	(1)	15.60%	(1)	11.90%
Tier 1 common capital(2)	7.59%	7.41%	12.47%	(1)	13.23%	(1)	11.29%
Total risk based capital	11.48%	11.37%	16.75%	(1)	17.84%	(1)	12.56%
Leverage	6.83%	6.32%	9.67%	(1)	9.97%	(1)	7.42%
Equity to assets	13.70%	13.72%	13.73%	(1)	14.62%	(1)	12.82%
Tangible common equity to tangible assets(2)	5.87%	5.69%	8.13%	(1)	8.57%	(1)	7.44%

First Niagara Bank, N.A capital ratios:
Tier 1 risk based capital	10.19%	9.63%	14.69%	(1)	14.66%	(1)	11.51%
Total risk based capital	10.88%	10.57%	15.66%	(1)	16.47%	(1)	12.17%
Leverage	7.32%	6.48%	9.69%	(1)	9.38%	(1)	7.17%

Number of branches	432	452	334		333		332
Full time equivalent employees	6,036	6,103	4,753		4,827		4,712

Share information and per share metrics:
Common shares outstanding	352,632	352,665	351,936		351,834		294,898
Preferred shares outstanding	14,000	14,000	14,000		14,000		--
Treasury shares	13,370	13,337	14,066		14,168		14,192
Market price (NASDAQ: FNFG):	$ 8.07	$ 7.65	$ 9.84		$ 8.63		$ 9.15
Book value per share(3)	13.11	12.84	13.00		12.79		13.72
Tangible book value per share(2)(3)	5.59	5.30	7.86		7.62		7.50
Price/Book	61.56%	59.58%	75.69%		67.47%		66.69%
Price/Tangible book(2)	144.36%	144.34%	125.19%		113.25%		122.00%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08		$ 0.16		$ 0.16
Preferred stock dividends	0.54	0.54	0.37		--		--
Dividend payout ratio	53.33%	N/M	50.00%		84.21%		84.21%
Dividend yield (annualized)	3.94%	4.21%	3.27%		7.36%		6.94%

N/M Not meaningful
(1) Ratios reflect the impact of our capital raise completed in December 2011, the proceeds of which were used to consummate the acquisition of branches from HSBC Bank-USA, National Association in May 2012.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Share count excludes unallocated ESOP shares and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2012			2011		Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	September 30, 2012	September 30, 2011
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.19	$ 0.17	$ 0.19	$ 0.24	$ 0.25	$ 0.54	$ 0.75
Earnings per diluted share	0.19	0.17	0.19	0.24	0.25	0.54	0.75
Weighted average shares outstanding - basic(2)	349,001	348,941	348,823	304,065	292,211	348,956	260,259
Weighted average shares outstanding - diluted(2)	349,371	348,941	349,069	304,341	292,503	349,248	260,689
Pre-tax, pre-provision income	129,333	128,287	127,774	123,672	125,547	385,394	337,246
Pre-tax, pre-provision income per diluted share	0.37	0.37	0.37	0.41	0.43	1.10	1.29
Pre-tax, pre-provision return on average assets	1.46%	1.41%	1.55%	1.55%	1.61%	1.47%	1.66%
Net interest margin(3)	3.54%	3.26%	3.34%	3.48%	3.48%	3.38%	3.63%
Interest yield on average loans(3)	4.47%	4.59%	4.62%	4.76%	4.73%	4.56%	4.91%
Rate paid on interest-bearing liabilities(3)	0.51%	0.61%	0.79%	0.82%	0.87%	0.63%	0.87%
Efficiency ratio	64.71%	62.13%	59.08%	59.61%	58.71%	62.12%	58.89%
Effective tax rate	30.9%	33.5%	35.0%	34.7%	33.7%	33.1%	33.5%
Noninterest income as a percentage of net revenue(4)	26.43%	23.53%	22.39%	20.80%	22.58%	24.22%	22.14%
Return on average assets	0.83%	0.73%	0.85%	0.90%	0.94%	0.80%	0.96%
Return on average equity	6.04%	5.49%	5.81%	6.82%	7.25%	5.78%	7.33%
Return on average tangible equity(5)	13.11%	10.03%	9.24%	12.02%	13.28%	10.60%	13.08%
Return on average common equity	5.83%	5.23%	5.79%	6.93%	7.25%	5.62%	7.33%
Return on average tangible common equity(6)	13.86%	10.18%	9.63%	12.36%	13.28%	10.98%	13.08%

Reconciliation of noninterest income on operating basis to reported noninterest income(1):
Total noninterest income on operating basis (Non-GAAP)	$ 96,866	$ 79,703	$ 69,908	$ 63,685	$ 68,655	$ 246,477	$ 181,624
Gain on securities portfolio repositioning	5,337	15,895	--	--	--	21,232	--
Total reported noninterest income (GAAP)	102,203	95,598	69,908	63,685	68,655	267,709	181,624

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 237,138	$ 210,429	$ 184,505	$ 182,526	$ 178,537	$ 632,072	$ 483,112
Merger and acquisition integration expenses	29,404	131,460	12,970	6,149	9,008	173,834	92,012
Restructuring charges	--	3,750	2,703	13,496	16,326	6,453	29,038
Total reported noninterest expense (GAAP)	$ 266,542	$ 345,639	$ 200,178	$ 202,171	$ 203,871	$ 812,359	$ 604,162

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 74,027	$ 66,630	$ 70,053	$ 72,057	$ 73,645	$ 210,710	$ 194,661
Nonoperating income and expenses, net of tax:
Gain on securities portfolio repositioning	(3,469)	(10,331)	--	--	--	(13,800)	--
Merger and acquisition integration expenses	19,112	85,448	8,431	4,256	5,925	112,991	60,164
Restructuring charges	--	2,437	1,757	9,340	10,739	4,194	19,048
Total nonoperating expenses, net of tax	15,643	77,554	10,188	13,596	16,664	103,385	79,212
Net income (GAAP)	$ 58,384	$ (10,924)	$ 59,865	$ 58,461	$ 56,981	$ 107,325	$ 115,449

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 66,480	$ 59,083	$ 64,938	$ 72,057	$ 73,645	$ 190,501	$ 194,661
Nonoperating income and expenses, net of tax:
Gain on securities portfolio repositioning	(3,469)	(10,331)	--	--	--	(13,800)	--
Merger and acquisition integration expenses	19,112	85,448	8,431	4,256	5,925	112,991	60,164
Restructuring charges	--	2,437	1,757	9,340	10,739	4,194	19,048
Total nonoperating income and expenses, net of tax	15,643	77,554	10,188	13,596	16,664	103,385	79,212
Net income available to common stockholders (GAAP)	$ 50,837	$ (18,471)	$ 54,750	$ 58,461	$ 56,981	$ 87,116	$ 115,449

Computation of pre-tax,pre-provision income:
Net interest income	$ 269,605	$ 259,013	$ 242,371	$ 242,513	$ 235,429	$ 770,989	$ 638,734
Noninterest income	102,203	95,598	69,908	63,685	68,655	267,709	181,624
Noninterest expense	(266,542)	(345,639)	(200,178)	(202,171)	(203,871)	(812,359)	(604,162)
Pre-tax, pre-provision income (GAAP)	105,266	8,972	112,101	104,027	100,213	226,339	216,196
Less: non-operating noninterest income (1)	(5,337)	(15,895)	--	--	--	(21,232)	--
Add back: non-operating noninterest expenses (1)	29,404	135,210	15,673	19,645	25,334	180,287	121,050
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 129,333	$ 128,287	$ 127,774	$ 123,672	$ 125,547	$ 385,394	$ 337,246

(1) Noninterest income and expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Yields and rates calculated on a tax equivalent basis.
(4) Net revenue is comprised of net interest income and noninterest income.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2012			2011		Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	September 30, 2012	September 30, 2011
Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,915,421	$ 4,818,213	$ 4,875,446	$ 4,798,178	$ 4,000,675	$ 4,915,421	$ 4,000,675
Less: Goodwill and other intangibles	(2,626,625)	(2,631,605)	(1,796,394)	(1,803,240)	(1,812,628)	(2,626,625)	(1,812,628)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	--	(338,002)	--
Tangible common equity	$ 1,950,794	$ 1,848,606	$ 2,741,050	$ 2,656,936	$ 2,188,047	$ 1,950,794	$ 2,188,047

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,872,605	$ 4,879,791	$ 4,850,276	$ 4,188,800	$ 4,027,572	$ 4,867,576	$ 3,552,559
Less: Goodwill and other intangibles	(2,626,666)	(2,206,682)	(1,800,613)	(1,809,690)	(1,827,820)	(2,212,836)	(1,562,320)
Tangible equity	$ 2,245,939	$ 2,673,109	$ 3,049,663	$ 2,379,110	$ 2,199,752	$ 2,654,740	$ 1,990,239

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,872,605	$ 4,879,791	$ 4,850,276	$ 4,188,800	$ 4,027,572	$ 4,867,576	$ 3,552,559
Less: Goodwill and other intangibles	(2,626,666)	(2,206,682)	(1,800,613)	(1,809,690)	(1,827,820)	(2,212,836)	(1,562,320)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(66,226)	--	(338,002)	--
Tangible common equity	$ 1,907,937	$ 2,335,107	$ 2,711,661	$ 2,312,884	$ 2,199,752	$ 2,316,738	$ 1,990,239

Computation of Texas Ratio:
Nonperforming Assets	$ 152,049	$ 139,704	$ 140,463	$ 94,280	$ 91,278	$ 152,049	$ 91,278
Loans 90 days past due still accruing(1)	145,323	125,668	116,810	143,237	143,270	145,323	143,270
Sum of nonperforming assets and loans 90 days past due still accruing	$ 297,372	$ 265,372	$ 257,273	$ 237,517	$ 234,548	$ 297,372	$ 234,548

Tangible common equity	$ 1,950,794	$ 1,848,606	$ 2,741,050	$ 2,656,936	$ 2,188,047	$ 1,950,794	$ 2,188,047
Allowance for loan loss	149,933	138,516	126,746	120,100	112,749	149,933	112,749
Sum of tangible common equity and allowance for loan loss	$ 2,100,727	$ 1,987,122	$ 2,867,796	$ 2,777,036	$ 2,300,796	$ 2,100,727	$ 2,300,796

Sum of nonperforming assets and acquired loans 90 days past due still accruing/Sum of tangible common equity and allowance for loan loss	14.16%	13.35%	8.97%	8.55%	10.19%	14.16%	10.19%

Computation of Tier 1 Common Capital:
Tier 1 capital	$ 2,225,121	$ 2,128,702	$ 3,009,727	$ 2,962,031	$ 2,151,953	$ 2,225,121	$ 2,151,953
Less: Qualifying restricted core capital elements	(111,820)	(111,630)	(111,453)	(111,284)	(111,112)	(111,820)	(111,112)
Less: Perpetual non-cumulative preferred stock	(338,002)	(338,002)	(338,002)	(338,002)	--	(338,002)	--
Tier 1 common capital (Non-GAAP)	$ 1,775,299	$ 1,679,070	$ 2,560,272	$ 2,512,745	$ 2,040,841	$ 1,775,299	$ 2,040,841

(1) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
CONTACT:  Investors:
          Ram Shankar
          Senior Vice President, Investor Relations
          (716) 270-8623
          ram.shankar@fnfg.com

          News Media:
          David Lanzillo
          Senior Vice President, Corporate Communications
          (716) 819-5780
          david.lanzillo@fnfg.com